BlackRock Bond Fund

BlackRock Bond Fund

77(I)

Terms of new or amended securities

Pursuant to the merger between Merrill Lynch Investment Managers and BlackRock, effective October 2, 2006, changes to the pricing structure were as follows:

Class A shares were renamed Investor A shares:

•

Generally available through selected securities dealers and other financial intermediaries

•

Initial sales charge payable at time of purchase. Lower sales charges available for larger investments

•

No deferred sales charge, however, there may be a charge for purchases over $1 million redeemed within 18 months.

•

0.25% annual account maintenance fee

•

No distribution fee

•

No redemption fee

Class B shares were renamed Investor B shares:

•

Available only for exchanges and for purchase by certain qualified employee benefit plan holders of Class B shares of the Fund as of October 2, 2006

•

No initial sales charge.  Entire purchase price is invested in shares of the Fund

•

Deferred sales charge payable if shares redeemed within six years of purchase

•

0.25% annual account maintenance fee

•

0.50% annual distribution fee

•

No redemption fee

•

Automatic conversion to Investor A shares after approximately ten years

Class C shares were renamed Investor C1 shares:

•

Available only for dividend and capital gain reinvestment and for purchase by certain qualified employee benefit plan holders of Class C1 shares of the Fund as of October 2, 2006

•

No initial sales charge.  Entire purchase price is invested in shares of the Fund.

•

Deferred sales charge payable if shares redeemed within one year of purchase

•

0.25% annual account maintenance fee

•

0.25% annual distribution fee

•

No redemption fee

•

No conversion to Investor A/A1 shares

Class I shares were renamed Institutional shares

•

Limited to certain eligible investors including:

•

Current Institutional shareholders that meet certain requirements

•

Certain Retirement plans

•

Participants in certain programs sponsored by the Investment Adviser or its affiliates, or selected dealers or other financial intermediaries

•

Certain employees and affiliates of the Investment Adviser or its affiliates

•

No initial sales charge.  Entire purchase price is invested in shares of the Fund

•

No deferred sales charge

•

No account maintenance fee

•

No distribution fee

•

No redemption fee

•

No conversion to Investor A/A1 shares

New classes of shares were offered as follows:

Investor A1 shares

•

Available only for dividend and capital gain reinvestment and for certain qualified employee benefit plan holders of Class A shares of the Fund as of October 2, 2006

•

Initial sales charge payable at time of purchase. Lower sales charges available for larger investments

•

No deferred sales charge, however, there may be a charge for purchases over $1 million redeemed within one year

•

0.10% annual account maintenance fee

•

No distribution fee

•

No redemption fee

Investor B1 shares

•

Available only for dividend and capital gain reinvestment and for certain qualified employee benefit plan holders of Class B1 shares of the Fund as of October 2, 2006

•

No initial sales charge.  Entire purchase price is invested in shares of the Fund.

•

Deferred sales charge payable if shares redeemed within three years of purchase

•

0.25% annual account maintenance fee

•

0.25% annual distribution fee

•

No redemption fee

•

Automatic conversion to Investor A1 after approximately ten years

Investor C shares

•

Generally available through selected securities dealers and other financial intermediaries.

•

No initial sales charge.  Entire purchase price is invested in shares of the Fund.

•

Deferred sales charge payable if shares redeemed within one year of purchase

•

0.25% annual account maintenance fee

•

0.75% annual distribution fee

•

No redemption fee

•

No conversion to Investor A/A1 shares

Investor C2 shares

•

Available only for dividend and capital gain reinvestment and for certain qualified employee benefit plan holders of Class C2 shares of the Fund as of October 2, 2006

•

No initial sales charge.  Entire purchase price is invested in shares of the Fund.

•

Deferred sales charge payable if shares redeemed within one year of purchase

•

0.25% annual account maintenance fee

•

0.25% annual distribution fee

•

No redemption fee

•

No conversion to Investor A/A1 shares